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                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated December 6, 2000 relating to the consolidated financial statements and financial statement schedule, which appear in CIENA Corporation's Annual Report on Form 10-K for the year ended October 31, 2000, as amended.


/s/ PricewaterhouseCoopers LLP

McLean, VA
February 5, 2001